Exhibit 21

Subsidiaries

Company Name

Domicile

ALFS, Inc.	Delaware
ALIC Reinsurance Company	South Carolina
Allstate Assignment Company	Nebraska
Allstate Assurance Company	Illinois
Allstate Bank	Federal Jurisdiction
Allstate County Mutual Insurance Company	Texas
Allstate Distributors, LLC	Delaware
Allstate Enterprises, LLC	Delaware
Allstate Equity Management, LLC	Delaware
Allstate Financial Advisors, LLC	Delaware
Allstate Financial Capital Partners, LLC	Delaware
Allstate Financial Corporation	Illinois
Allstate Financial Services, LLC*	Delaware
Allstate Financial, LLC	Delaware
Allstate Fire and Casualty Insurance Company	Illinois
Allstate Floridian Indemnity Company	Illinois
Allstate Floridian Insurance Company	Illinois
Allstate Indemnity Company	Illinois
Allstate Insurance Company	Illinois
Allstate Institutional Advisors, LLC	Delaware
Allstate Insurance Company of Canada	Canada
Allstate Insurance Holdings, LLC	Delaware
Allstate International Insurance Holdings, Inc.	Delaware
Allstate Investment Management Company	Delaware
Allstate Investment Management Limited	United Kingdom
Allstate Investments, LLC	Delaware
Allstate Life Insurance Company	Illinois
Allstate Life Insurance Company of Canada	Canada
Allstate Life Insurance Company of New York	New York
Allstate Motor Club, Inc.	Delaware
Allstate New Jersey Insurance Company	Illinois
Allstate New Jersey Property and Casualty Insurance Company	Illinois
Allstate Non-Insurance Holdings, Inc.	Delaware
Allstate North American Insurance Company	Illinois
Allstate Northern Ireland Limited	Northern Ireland
Allstate Property and Casualty Insurance Company	Illinois
Allstate Reinsurance Ltd.	Bermuda
Allstate Settlement Corporation	Nebraska
Allstate Texas Lloyd’s	Texas
Allstate Texas Lloyd’s, Inc.	Texas
American Heritage Life Insurance Company	Florida
American Heritage Life Investment Corporation	Delaware
American Heritage Service Company	Florida
Charter National Life Insurance Company	Illinois
Credit Card Sentinel, Inc.	California
Deerbrook General Agency, Inc.	Texas

* Doing business as LSA Securities in Pennsylvania

Deerbrook Insurance Company	Illinois
E.R.J. Insurance Group, Inc.†	Florida
Encompass Floridian Indemnity Company	Illinois
Encompass Floridian Insurance Company	Illinois
Encompass Home and Auto Insurance Company	Illinois
Encompass Indemnity Company	Illinois
Encompass Independent Insurance Company	Illinois
Encompass Insurance Company	Illinois
Encompass Insurance Company of America	Illinois
Encompass Insurance Company of Massachusetts	Massachusetts
Encompass Insurance Company of New Jersey	Illinois
Encompass Property and Casualty Company	Illinois
Encompass Property and Casualty Insurance Company of New Jersey	Illinois
First Colonial Insurance Company	Florida
Intramerica Life Insurance Company	New York
Ivantage Select Agency, Inc.	Illinois
Kennett Capital, Inc.	Delaware
Kennett Capital Holdings, LLC	Delaware
Kennett Capital Partners, LLC	Delaware
Lincoln Benefit Life Company	Nebraska
Northbrook Indemnity Company	Illinois
North Light Specialty Insurance Company	Illinois
Northbrook Services, Inc.	Delaware
Ocoma Industries, Inc.	Delaware
Pafco Insurance Company	Canada
Pembridge Insurance Company	Canada
Roadway Protection Motor Club, Inc.	Delaware
Signature Agency, Inc.	Delaware
Signature Dental & Vision, Inc.	California
Signature Motor Club, Inc.	Delaware
Signature Motor Club of California, Inc.	California
Signature’s Nationwide Auto Club, Inc.	Delaware
Signature Nationwide Auto Club of California, Inc.	California
Sterling Collision Centers, Inc.	Delaware
Surety Life Insurance Company	Nebraska
Tech-Cor, LLC	Delaware

† Doing business as American Heritage Insurance Services, ERJ Enterprises and ERJ Financial Services in Florida